UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01     Entry into a Material Definitive Agreement

On April 28, 2010, Florida Gaming Corporation (the “Registrant”) entered into a Promissory Note and Mortgage (collectively, the “Agreements”) with H2C, Inc. (the “Lender”) pursuant to which the Lender advanced to the Registrant two hundred fifty thousand dollars ($250,000) (the “Advance”).  $82,156 of the Advance was used to pay to the Lender all outstanding principal and accrued interest due to the Lender pursuant to a Promissory Note of the Registrant dated February 4, 2010.

Under the Agreements, the outstanding principal amount of the Advance bears interest at an annual rate of ten percent (10%).  Accrued interest is payable to the Lender in monthly installments of $2,083.33, with a balloon payment of the outstanding principal amount of the Advance and all accrued but unpaid interest due on December 31, 2010.  The Registrant’s obligations under the Note are secured by a first mortgage in the Lender’s favor with respect to  18 acres of unimproved real property in St. Lucie County in the state of Florida, as more fully described in Annex A to the Mortgage.  If any amount due under the Note is not paid when due, the Lender is entitled to a late fee of ten percent of the delinquent amount.

2.03     Creation of a Direct Financial Obligation of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

9.01     Financial Statements and Exhibits

(d) - Exhibits

10.24  Note dated April 28, 2010 among the Company and the Lender

10.25  Mortgage Agreement dated April 28, 2010 among the Company and the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: May 4, 2010	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman and CEO